                                                                    EXHIBIT 10.1


                               PROMISSORY NOTE
                           AND SECURITY AGREEMENT


$30,000,000.00                                                    March 21, 1997


     FOR VALUE RECEIVED, PageMart, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of GLENAYRE ELECTRONICS, INC., a Colorado corporation ("Glenayre"), or its successors or assigns, at such place or places as Glenayre shall designate, the principal amount of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) or so much thereof that shall have been advanced hereunder, together with accrued interest from the date or dates such funds have been advanced until paid in full, on the principal amount from time to time remaining unpaid hereon at the Interest Rate, at the times provided below. Interest hereunder shall accrue and be calculated under this Note on the outstanding principal balance for the actual number of days elapsed from the date or dates such funds have been advanced and interest hereunder shall be computed on the basis of a three hundred sixty (360) day year.

     All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in Section 9.

     This Note evidences purchase money indebtedness of Maker to Glenayre for Equipment purchased by Maker from Glenayre in accordance with the terms of the invoices and sales order(s) to be referenced on Exhibit A to each Schedule to this Note. Upon the execution of a Schedule in the form attached hereto, the terms and conditions contained herein, together with any and all additional or specific terms and conditions contained therein, shall apply to that Schedule and shall be incorporated into and have the same force and effect as to that Schedule as though expressly set forth therein. This Note has such further terms, is entitled to the benefits of such agreements and covenants, and is subject to such provisions, as are set forth below:

     SECTION 1. PAYMENT PROVISIONS.

     1.1 Principal and Interest Payments. Payments of principal amount due with respect to each Schedule, together with interest thereon at the Interest Rate, shall be due and payable in sixty (60) equal consecutive monthly payments commencing on the effective date of such Schedule, and continuing on the first
(1st) calendar day of each month thereafter through and including the Maturity Date, on which date all remaining unpaid principal and accrued but unpaid interest hereunder shall be due and payable, if not sooner paid.

     1.2 Optional Prepayments. Maker at any time may prepay this Note, in whole or in part, without premium or penalty, provided that any such Prepayment is equal to at least $5,000.00, or, if less, the entire unpaid principal balance hereof, together in each instance with all accrued but unpaid interest.

     1.3 Mandatory Prepayments. There shall be a mandatory Prepayment upon each occurrence of any of the following events, in such amounts and to be applied as set forth below in this Section 1.3:

     (a) If any of the Collateral is sold or otherwise disposed of as permitted hereunder, then one hundred percent (100%) of the net cash proceeds from such sale or disposition (that is, the gross sales proceeds less any customary expenses incurred in connection with such sale or disposition) shall be paid to Glenayre as a mandatory Prepayment, unless such proceeds are used to purchase equipment from Glenayre within 180 days; or

     (b) If any insurance proceeds are received as a result of any loss or damage to the Collateral, then one hundred percent (100%) of such proceeds shall be paid to Glenayre as a mandatory Prepayment, unless such proceeds are used to purchase replacement equipment from Glenayre within 180 days or, in the case of proceeds received as a result of damage, used to reasonably and promptly repair the Collateral so damaged.

     (c) If Parent, Maker or any of Parent's or Maker's Subsidiaries shall receive in excess of $100 million from any net proceeds from an offering or issuance of any Capital Stock after the date hereof, Maker shall apply 100% of the proceeds in excess of $100 million thereof to the prepayment of this Note, not to exceed the principal balance at the time of prepayment.

     1.4 Application of Payments. All payments made under Section 1.1 shall be applied first to interest (in arrears) and then to principal. All Prepayments shall be applied in order of scheduled maturities. Maker shall not be permitted to reborrow any amounts paid or prepaid hereunder.

     1.5 Commitment Fee. Maker agrees to pay to Glenayre a commitment fee equal to one-quarter (1/4) of 1% per annum of the daily average Unallocated Balance of the Commitment. Such fees shall be payable quarterly in arrears on the last day of each March, June, September and December through Commitment Expiration Date, or such earlier date as the Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof, fully earned when due and nonrefundable when paid, and computed on the basis of a year of 360 days for the actual number of days elapsed.

     SECTION 2. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT. Prior to the first extension of credit, hereunder for the purchase of the Equipment, Maker shall have fulfilled the conditions set forth below in this Section 2:

     (a) Documents. This Note and any Documents relating to such extension of credit shall be duly authorized, executed, delivered to Glenayre and, where appropriate, acknowledged and recorded or filed.

     (b) Insurance. Maker shall have delivered to Glenayre evidence reasonably satisfactory to Glenayre of the existence of general public liability, hazard, and worker's compensation insurance as required under Section 6.4.

     (c) Opinion of Counsel. Maker shall, if required by Glenayre, have delivered to Glenayre a written opinion of counsel for Maker addressed to Glenayre and in form and substance and by counsel satisfactory to Glenayre, including but not limited to an opinion that this Note and any Documents relating to such extension of credit are valid and enforceable against and binding upon Maker in accordance with their respective terms and do not violate any laws, statutes or regulations applicable to Maker or its business or assets.

     (d) Representations. The representations and the information furnished by Maker to Glenayre pursuant to the Schedule relating to such extension of credit shall have been and shall continue to be true and not misleading in any material respect.

     (e) Financial Statements. Maker shall have delivered to Glenayre a true and complete copy of its three (3) most recent fiscal year-end financial statements and its most recent interim financial statements, as filed with the Securities Exchange Commission.

     (f) No Material Adverse Change. There shall have occurred no material adverse change in the condition, financial or otherwise, of Maker or any of its Subsidiaries or any of their respective businesses since the date of the most recent financial statements delivered pursuant to Section 2 (e).

     (g) No Default. No Default or Event of Default shall have occurred and be continuing.

     (h) Additional Documents. Maker shall have delivered to Glenayre such other assurances, documents, instruments or other items (including, but not limited to financing statements) and satisfied such other conditions as may be reasonably required by Glenayre in connection with such extension of credit.

     SECTION 3. SECURITY. This Note is and shall at all times be secured by a first priority purchase money security interest in the Collateral pursuant to the following terms and conditions:

     (a) Maker hereby grants a security interest in the Collateral and will, upon request of Glenayre, execute such additional security agreements, financing statements, notices of lien, notices of assignment, transfer endorsements, conveyances, documents of title and continuations or amendments to any of the foregoing (collectively, "Lien Documents"), and other documents (and pay the filing fees or similar fees of filing or recording the same in all public offices deemed necessary by Glenayre) and do such other acts and things, all as Glenayre may from time to time reasonably request to establish and maintain valid perfected security interests in the Collateral as set forth on Exhibit A to each Schedule to this Note to secure the payment of the obligations and liabilities of Maker to Glenayre under this Note. Maker hereby constitutes and appoints Glenayre (and the chairman of the board, the vice chairman of the board, the chief executive officer, the president or any vice president of Glenayre from time to time) as its attorney-in-fact with full power and authority to execute and deliver all documents to the extent necessary to perfect and keep perfected the security interests created hereby. This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by Maker.

     (b) There are no Lien Documents now on file in any public office relating to all or any portion of the Collateral, and so long as any amount remains unpaid on any of the obligations secured hereby, Maker shall not execute any Lien Documents, describing or attempting to describe the Collateral secured herein, except for Lien Documents filed in favor of Glenayre.

     (c) Maker will, concurrently with the granting of this security interest in the Collateral, place notations on its books and records disclosing the security interest of Glenayre in such Collateral.

     (d) Maker will reimburse Glenayre for all reasonable out-of-pocket expenses, including reasonable attorneys' fees and disbursements, incurred by Glenayre in seeking to collect any amounts due hereunder or enforcing any rights hereunder.

     (e) Maker shall deliver written notice to Glenayre of any location where the Equipment will be located other than the locations set forth on Exhibit A hereto or on Exhibit A to any Schedule to this Note within 60 days of receiving the Equipment.

     (f) This Note shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the obligations of Maker under the Note (ii) be binding upon Maker, its successors and assigns and (iii) inure, together with the rights and remedies of Glenayre hereunder, to the benefit of Glenayre, subject to the terms and conditions of the Note. Glenayre may assign or transfer any rights and obligations under this Note or the Lien Documents or any rights in Collateral held by it to any other Person upon written consent of Maker, which consent is not to be unreasonably withheld. Under no circumstances should Maker be required to provide such consent in violation of any existing agreement. In case of any such transfer, such other Person shall thereupon become vested with all the benefits in respect thereof granted to Glenayre herein or otherwise. Nothing set forth herein is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Note or any Collateral. Upon the payment in full of the obligations secured hereby, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Maker. Upon the termination of any such security interest, or upon Glenayre's release of any of the Collateral in accordance with the terms of this Note, Glenayre shall promptly return to Maker, at Maker's expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by Glenayre as shall not have been sold or otherwise applied pursuant to the terms hereof. Glenayre will, at Maker's expense, execute and deliver to Maker such other documents as Maker shall reasonably request to evidence such termination or release, as the case may be.

     SECTION 4. LATE CHARGES AND DEFAULT INTEREST. Glenayre may collect a late charge of three percent (3%) of each installment of principal and/or interest hereunder or portion thereof more than fifteen (15) days in arrears to cover the administrative expense in handling such delinquent payment. At Glenayre's option, the rate applicable to this Note shall become a rate equal to the Default Rate commencing with and continuing during any Event of Default.

     SECTION 5. REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants to Glenayre that:

     5.1 Corporate Organization and Authority. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and shall provide Glenayre with evidence of such good standing upon request by Glenayre. Maker has the corporate power and authority to enter into and perform its obligations under this Note and has or will have the corporate power and authority to enter into and perform its obligations under any other Document at the time such Document is entered into and has by proper corporate action duly authorized the execution and delivery of this Note and the other Documents. This Note is and the other Documents are, or will be at the time Maker enters into such Documents, valid and binding obligations of Maker enforceable in accordance with the respective terms hereof and thereof.

     5.2 No Violation of Corporate Restrictions. Neither Maker's execution and delivery of the Documents nor its performance of the obligations under the Documents, violates any law or governmental order, conflicts with any provision of any charter document or bylaw of Maker or any Subsidiary or any agreement or instrument to which Maker or any Subsidiary is a party or by which Maker or any Subsidiary is bound, or constitutes a breach of or a default under any such agreement or instrument except as would not have a Material Adverse Effect on Maker and its Subsidiaries.

     5.3 Consents, Licenses And Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person on the part of Maker or any Subsidiary is required as a condition to (i) the execution, delivery or performance of this Note by Maker, or of the other Documents by Maker, (ii) the grant of the security interest in the Collateral by Maker hereby, or (iii) the exercise by Glenayre of any rights or remedies in respect of the Collateral hereunder.

     5.4 Judgments and Liens. There are no judgments, liens, encumbrances or other security interests (i) affecting the Collateral other than Glenayre's purchase money security interest therein or (ii) otherwise outstanding against Maker or its Subsidiaries or any of their respective properties which would have a Material Adverse Effect on any of them.

     5.5 Legal Operation. Maker and its Subsidiaries are in compliance with all applicable laws, rules and regulations (including, without limitation, environmental laws and regulations), the violation of which would or could have a Material Adverse Effect on their respective operations.

     5.6 Litigation; Government Regulation. Except as previously disclosed in writing to Glenayre, there are no actions, suits, investigations or other proceedings pending or, to the knowledge of Maker, threatened against or affecting Maker or any of its Subsidiaries at law or in equity before any court, arbitral tribunal or administrative office or agency which might (i) have a Material Adverse Effect on Maker or any Subsidiary, or (ii) impair Maker's ability to perform its obligations under this Note or under the other Documents. Neither Maker nor any of its Subsidiaries is in violation of or in default under any applicable statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court) where such violation would have a Material Adverse Effect on Maker and its Subsidiaries.

     5.7 Security Interest.

     (a) As of the date of each Schedule, the site addresses to be listed on Exhibit A thereto constitute all locations at which Equipment listed on such Schedule will be located.

     (b) As of the date of this Note, Maker currently conducts business only under its own name.

     (c) Maker has not made, nor will it at any time without obtaining the prior written consent of Glenayre make, any agreement which prohibits or restricts the pledging or creation of liens upon the Collateral, or which creates a lien on the Collateral prior to the security interest herein provided to Glenayre.

     5.8 No Untrue Statements. Neither the Documents nor any other reports, schedules, certificates, documents or instruments delivered heretofore or simultaneously with the execution of the Documents contains, or will contain, taken as a whole, any misrepresentation or untrue statement of fact or omits to state any material fact necessary to make the statements herein or therein, in the light of the circumstances under, and as of the date as of, which they are made, not misleading.

     SECTION 6. AFFIRMATIVE COVENANTS. Maker agrees that until this Note is paid in full and satisfied, unless Glenayre shall otherwise consent in writing:

     6.1 Maintain Corporate Existence. Maker will maintain its corporate existence.

     6.2 Financial Statements. Maker will provide to Glenayre:

     (a) Annual Statements. Within ninety (90) days after the close of each fiscal year, consolidated financial reports of Parent, Maker and its Subsidiaries, including balance sheets, income statements and statements of cash flows based on Generally Accepted Accounting Principles, as filed with the Securities Exchange Commission.

     (b) Quarterly Statements. Within forty-five (45) days after the close of each fiscal quarter of each year (except for the fourth and final quarter) a consolidated balance sheet, income statement and statement of cash flows of Parent, Maker and its Subsidiaries certified by the chief financial officer of Maker to be correct and accurate and prepared in accordance with Generally Accepted Accounting Principles, as filed with the Securities Exchange Commission.

     (c) Other. Such other information respecting the financial condition, business affairs and operations of Maker and its Subsidiaries as Glenayre may from time to time reasonably request.

     6.3 Payment of Taxes. Maker will, and will cause each of its Subsidiaries to, comply with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of their respective properties, except (i) liens for taxes not yet due and payable and
(ii) liabilities being contested in good faith with due diligence and against which reserves in amounts required under Generally Accepted Accounting Principles have been established.

     6.4 Insurance. Maker shall obtain and maintain for the entire term of this Note, at its own expense, property damage and liability insurance against loss or damage to the Equipment including, without limitation, loss by fire (including so-called extended coverage), theft and such other risks of loss as are customarily insured by "all risks" policies on the type of Equipment sold hereunder and by businesses in which it is engaged in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Glenayre, but the amount of insurance covering damage to or loss of the Equipment shall not be less than the greater of (i) the full replacement value of the Equipment or (ii) the total payments then remaining unpaid hereunder. Each insurance policy will name Maker as an insured and Glenayre as an additional insured and loss payee thereof and shall contain a clause requiring the insurer to give to Glenayre at least thirty (30) days prior written notice of any alteration of the terms of such policy or of the cancellation thereof. At Glenayre's request, Maker shall provide Glenayre with a Certificate of Insurance or other evidence satisfactory to Glenayre that such insurance coverage is in effect. If Maker fails to provide evidence of insurance satisfactory to Glenayre, Glenayre may purchase or otherwise provide such insurance and the cost thereof to Glenayre shall be deemed an additional cost hereunder and shall be payable by Maker on demand. Maker hereby appoints Glenayre its agent and attorney to make claims and receive payment in accordance with the provisions of any policy so purchased or provided by Glenayre. Maker further agrees to give Glenayre prompt notice of any damage to, or loss of, the Equipment, or any part thereof. All proceeds of insurance paid or payable under any insurance policy shall be paid to Glenayre for the benefit of Maker. All insurance proceeds shall be applied as a mandatory Prepayment to the extent required by the terms of
Section 1.3. Notwithstanding the application of any insurance proceeds to the payment of a portion of the indebtedness evidenced hereby, the unpaid portion of said indebtedness shall remain in full force and effect, and Maker shall not be excused in the payment thereof. The application by Glenayre of any insurance proceeds in accordance with the terms hereof shall not cure or waive any Event of Default or notice of Default or invalidate any act done pursuant to such notice.

     6.5 Records. Maker will keep, and will cause its Subsidiaries to keep, true books of records and accounts in accordance with Generally Acceptable Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of all their respective dealings and transactions except for changes with which their independent certified public accountants agree.

     6.6 Maintain Property. Maker will maintain, and will cause each of its Subsidiaries to maintain, all personal property (including the Collateral) in good working order and condition, ordinary wear and tear excepted, and make all needed repairs, replacements and renewals as reasonably necessary to conduct the business of Maker and its Subsidiaries in accordance with prudent business practices.

     6.7 Collateral. Maker further covenants and agrees with Glenayre as follows:

     (a) None of the Collateral shall be sold or otherwise disposed of without Glenayre's prior written consent.

     (b) The Collateral is not nor shall it at any time be subject to any security interest, liens, charges or encumbrances for security purposes, without the prior written consent of Glenayre.

     (c) Under no circumstances will any of the Collateral be located at any time outside the United States or Canada.

     6.8 Transactions With Affiliates. Maker shall perform any and all transactions with Affiliates, including shareholders, on an arm's length basis except payments of amounts to Morgan Stanley & Co. Incorporated or its Affiliates, pursuant to underwriting or placement agreements..

     6.9 Inspection. Maker will permit any officer or agent of Glenayre designated in writing by Glenayre to visit and inspect the Collateral and any of its and its Subsidiaries' properties, books and financial records at such times as Glenayre may reasonably request upon reasonable notice and during ordinary business hours.

     6.10 Default Notice. Maker will deliver to Glenayre forthwith, upon any officer of Maker obtaining knowledge of a Default or Event of Default, a certificate of the chief financial officer of Maker specifying the nature and period of existence thereof and what action Maker proposes to take with respect thereto.

     6.11 Other Notices. Maker will notify Glenayre in writing within ten (10) Business Days after the occurrence of any of the following with respect to Maker or any of its Subsidiaries:

     (a) the pendency or commencement of any material action, suit or proceeding at law or in equity against Maker or any Subsidiary in excess of $500,000;

     (b) any event or condition which shall constitute an event of default under any other agreement for borrowed money in excess of $500,000; or

     (c) any levy of an attachment, execution or other process against its assets in excess of an aggregate of $500,000.

     6.12 Annual Business Plan. As soon as available, but in no event later than the end of each fiscal year of Maker, Maker will provide to Glenayre a copy of the Annual Business Plan for the succeeding fiscal year, in form and substance reasonably satisfactory to Glenayre.

     SECTION 7. NEGATIVE COVENANTS. Maker agrees that until this Note is paid in full and satisfied, unless Glenayre shall otherwise consent in writing:

     7.1 Liens and Encumbrances. Maker will not, nor will it enter into any binding agreement to (nor will it permit any Subsidiary to or to enter into any binding agreement to) incur, create or permit to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral other than liens in favor of Glenayre.

     7.2 Sale of FCC License. Parent, Maker or their Subsidiaries will not, nor will it enter into any binding agreement to transfer, sell, assign, lease or otherwise dispose of any material FCC Licenses, without the prior written consent of Glenayre, other than a transfer to a direct or indirect wholly-owned Subsidiary of Parent or Maker.

     7.3 Other Covenants. Maker will not, nor will it enter into any binding agreement to (nor will it permit any Subsidiary to or to enter into any binding agreement to):

     (a) Sale of Assets. Transfer, sell, assign, lease or otherwise dispose of any of its properties or assets now owned or hereafter acquired, except in the ordinary course of business which shall be deemed to include transactions between Maker or any of its Subsidiaries and Parent, or between Maker or any of its Subsidiaries and a subsidiary of Parent, or any assets or properties necessary or desirable for the proper conduct of its business, except for exchanges (including sale and subsequent purchase) by Maker or any of its Subsidiaries of property or equipment for other property or equipment used in the business of Maker and its Subsidiaries, provided that (i) the property or equipment received by Maker or such Subsidiary, as the case may be, in any such exchange has a substantially equal fair market value and (ii) such exchange is completed within 180 days; provided, however, that, notwithstanding anything to the contrary contained herein, Maker shall not sell, lease, transfer or otherwise dispose of any Collateral at any time without the prior written consent of Glenayre;

     (b) Guaranty. Guarantee, assume, sell with recourse, endorse, contingently agree to purchase, become surety for, or otherwise become liable upon the obligation of any Person except by endorsement of negotiable instruments for deposit or collection, other transactions in the ordinary course of business, or as permitted in section 8.10 of the BT Commercial Corporation credit agreement dated May 11, 1995;

     (c) No Additional Subsidiaries. After the date hereof, have, create or invest in any Subsidiaries other than those set forth in Schedule 7.3(c) hereto without the prior written consent of Glenayre, which consent shall not be unreasonably withheld or delayed;

     (d) No Changes in Charter Documents. Modify, amend, supplement or otherwise change any charter document or bylaw of Maker or any Subsidiary in such a manner as to adversely affect the ability of Maker to perform its obligations under this Note or any other Document without the prior written consent of Glenayre, which consent shall not be unreasonably withheld or delayed; and

     SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     8.1 Events of Default. The following shall be "Events of Default" under this Note:

     (a) Nonpayment. Nonpayment of interest within three (3) Business Days of when due or of any principal when and as due under this Note.

     (b) Breach of Notice Covenants. The failure of Maker to perform and observe any covenants contained in Sections 6.10 and 6.11.

     (c) Breach of Covenants. Other than as set forth in Section 8.1(a) or (b), the failure to perform and observe any covenant or other obligation contained herein and the continuation of such failure for a period of thirty (30) days thereafter.

     (d) False Statements. If any representation or warranty made by Maker in this Note, any other Document or any other certificate, statement or report heretofore or hereafter made shall be shown to be untrue in any material respect as of the date as to which such representation or warranty is made.

     (e) Bankruptcy. In the event that Parent, Maker or any Subsidiary:

          (1) shall make an assignment for the benefit of creditors; or

          (2) has a petition initiating a proceeding under any section or chapter of the Bankruptcy Code or its amendments, or any other applicable Federal or state bankruptcy or insolvency law, filed by or against it and, if against it, such petition is not set aside within sixty (60) days after such filing; or

          (3) shall file any proceedings for dissolution or liquidation; or

          (4) has a receiver, trustee or custodian appointed for all or part of its assets; or

          (5) seeks to make an adjustment, settlement or extension of its debts with its creditors generally; or

          (6) has a notice of an action for enforcement of a lien filed or recorded or a judgment lien or execution obtained against it in excess of an aggregate of $500,000, which notice of lien is not removed, or satisfied or contested in good faith within thirty (30) days after Maker or any Subsidiary becomes aware of such lien.

     (f) Defaults of Other Indebtedness. If Parent, Maker or any Subsidiary defaults in the performance of any other agreement between Parent, Maker or any Subsidiary and Glenayre or between Parent, Maker or any Subsidiary and any other lender and such default results in acceleration of any other indebtedness of Parent, Maker or any Subsidiary; provided, however, that no Event of Default shall exist under this Section 8.1 (f) unless the aggregate amount of indebtedness in respect of which any default shall have occurred shall be equal to at least $1,000,000 .

     (g) Judgments, Attachments, etc. If any judgment, levy of an attachment, execution or other process is filed against the assets of Maker or any of its Subsidiaries in excess of an aggregate of $3,000,000 and is not discharged, removed, released or stayed to the satisfaction of Glenayre within thirty (30) days thereafter.

     (h) Change in Control. A Change of Control shall occur or a Person or Persons shall acquire, directly or indirectly, a lien on greater than 50% of the capital stock of Parent.

     8.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Glenayre may take the following actions:

     (a) Acceleration of Indebtedness. The entire principal balance of, and all accrued and unpaid interest and other amounts due on, this Note, howsoever evidenced, shall become due and payable upon written notice to Maker (other than an Event of Default described in Section 8.1(e), in which case the indebtedness evidenced by this Note and the other Documents shall become due and payable immediately without necessity of written demand) without the necessity of any other demand, presentment, protest or notice upon Maker, all of which are hereby expressly waived by Maker.

     (b) No Further Credit. Glenayre shall not be required to make any further extensions of credit under this Note.

     (c) Foreclosure. Glenayre may cause foreclosure upon any collateral (including, without limitation, the Collateral) now or hereafter securing the indebtedness evidenced by this Note as authorized herein or in the applicable security documents pursuant to which the security interests in any such collateral is created, in order to satisfy all obligations of Maker to Glenayre under and pursuant to all of the rights and powers and in the manner contained in such documents. Maker hereby agrees that Glenayre shall have the right to bid and become a purchaser on its own behalf in any such sale. Glenayre is hereby granted, to the extent permitted by applicable law, a license or other right to use, without charge, Maker's labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, in advertising for foreclosure sale and selling at foreclosure any Collateral.

     (d) Glenayre may exercise all of the rights granted by this Note and the other Documents and all of the rights and remedies of a secured party under the UCC and under any other applicable law and also may (i) require Maker to, and Maker hereby agrees that it will at its expense and upon request of Glenayre forthwith, assemble all or any part of the Collateral as directed by Glenayre and make it available to Glenayre at a place to be designated by Glenayre which is reasonably convenient to the parties and (ii) without notice except as specified below or required by applicable law, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at Glenayre's office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as may be commercially reasonable. Glenayre may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. To the extent permitted by law, Maker hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter in force. Maker agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to Maker of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Glenayre shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Glenayre may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (e) Upon the occurrence and during the continuance of an Event of Default, any cash held by Glenayre as Collateral and all cash proceeds received by Glenayre in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Glenayre, be held by Glenayre as Collateral for, and then or at any time thereafter applied against in whole or in part by Glenayre, all or any part of the obligations of Maker to Glenayre secured hereby in such order as follows:

          (1) the reasonable out-of-pocket expenses of preparing for sale and selling of the Collateral, specifically including reasonable attorneys' fees and collection expenses of Glenayre; next, to

          (2) the expense of liquidating any liens, security interests, attachments or encumbrances superior to the security interests herein created; next, to

          (3) the unpaid indebtedness of Maker under this Note, in accordance with this Note or otherwise as Glenayre shall determine in its sole discretion.

          (4) Any surplus which shall remain shall be paid to Maker or as otherwise provided by law or as a court of competent jurisdiction shall direct.

     (f) All payments received by Maker under or in connection with any of the Collateral shall be held by Maker in trust for Glenayre, shall be segregated from other funds of Maker and shall, forthwith upon receipt by Maker, be turned over to Glenayre, in the same form as received by Maker (duly endorsed to Glenayre, if required).

     (g) To the extent permitted by applicable law, Maker waives all claims, damages and demands against Glenayre arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Glenayre. To the extent permitted by applicable law, no claim may be made by Maker against Glenayre, or the directors, officers, employees, attorneys or agents of Glenayre for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the Note or any transactions contemplated by this Note, or any act, omission or event occurring in connection therewith.

     (h) Other Remedies. Glenayre may exercise any and all other rights and remedies available at law or in equity against Maker in connection with the indebtedness evidenced hereby. The rights and remedies provided under this Note are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

     SECTION 9. DEFINITIONS.

     9.1 Certain Defined Terms. For the purposes hereof, the terms hereafter set forth shall have the following meanings when used herein:

     "Affiliates" has the meaning given to such term under the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     "Bankruptcy Code" means Title 11 of the U.S. Code (11 U.S.C. Section 101 et seq.), as amended from time to time, and any successor statute.

     "Business Day" means any day not a Saturday, Sunday or legal holiday on which national banks are open for business in Charlotte, North Carolina.

     "Capital Stock" means any and all shares of common stock and non-redeemable preferred stock and any and all equivalent ownership interests in a Person (other than a corporation).

     "Change of Control" means the occurrence at any time that the MS Funds own less than 40% of Parent's outstanding capital stock entitled to vote (including capital stock entitled to vote only upon the occurrence of certain contingencies) for the election of directors ("voting stock"), any Person other than the MS Funds shall have record and beneficial ownership of at least thirty percent (30%) of Parent's outstanding voting stock.

     "Collateral" consists of all equipment purchased from Glenayre and listed on Exhibit A attached hereto or on Exhibit A to any Schedule to this Note and incorporated herein by reference (collectively, "Equipment") together, in each instance, with all accessions and additions thereto, substitutions therefor purchased from Glenayre, replacements thereof purchased from Glenayre, proceeds from the sale thereof and insurance proceeds arising therefrom.

     "Commitment" means $30,000,000.

     "Commitment Expiration Date" means December 31, 1998.

     "Consistent Basis", in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding comparable period.

     "Default" means an event or condition which upon notice or lapse of time or both would result in or constitute an Event of Default.

     "Default Rate" means a fixed rate of interest equal to five percent (5%) per annum in excess of the Interest Rate otherwise applicable hereunder.

     "Documents" means, collectively, this Note, UCC Financing Statements and all other documents now or hereafter executed in connection herewith.

     "Equipment" has the meaning given thereto in the Collateral definition.

     "Event of Default" shall have the meaning given thereto in Section 8.1.

     "FCC License" means any license issued by the Federal Communications Commission on which Maker is currently carrying paying subscribers.

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as such principles are from time to time supplemented or amended.

     "Glenayre" has the meaning given thereto in the first paragraph on page 1 hereof.

     "Interest Rate" means, except as otherwise set forth in Section 4, a fixed rate of interest adjusted on the first published day of each calendar quarter for shipments made in that quarter equal to, at Maker's option, to be determined at the time of each Schedule, (a) the sum of (i) 7.00% and (ii) the London interbank offered rate as published in the Wall Street Journal for three month maturities, or (b) the sum of (i) 4.25% and (ii) the U.S. prime rate of interest as published in the Wall Street Journal.

     "Maker" has the meaning given thereto in the first paragraph on page 1 hereof.

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect upon such business, assets, liabilities, condition (financial or otherwise) or results of operations or business prospects of such Person and its Subsidiaries, taken as a whole, in excess of $3,000,000.00.

     "Maturity Date" means, with respect to advances reflected on each Schedule, that date which is five (5) years from the date of such Schedule, provided that all Schedules commence no later than December 31, 1998.

     "MS Funds" means, collectively, The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners, III, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Venture Capital Fund, L.P., Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V., Morgan Stanley Venture Investors, L.P. and MSCP III 892 Investors, L.P.

     "Note" means this Promissory Note and Security Agreement, as it may be modified, amended, restated or supplemented from time to time.

     "Parent" means PageMart Wireless, Inc., a Delaware corporation.

     "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     "Prepayments" means, collectively, all voluntary prepayments and mandatory prepayments permitted or required under the terms of Sections 1.2 and 1.3, respectively.

     "Purchase Money Lien" means a purchase money security interest per the UCC.

     "Schedule" means documentation evidencing purchases by Maker from Glenayre and Interest Rate, payments, and amortization of principal amount applicable for such purchases.

     "Subsidiaries" means, collectively, all of the direct and indirect subsidiaries of Maker.

     "Subsidiary" means any of the Subsidiaries.

     "UCC" means the North Carolina Uniform Commercial Code, or as to any matter required to be governed by the Uniform Commercial Code of another jurisdiction, the Uniform Commercial Code of such other jurisdiction.

     "Unallocated Balance" means amount of Commitment less cumulative amount of purchase orders made by Maker to Glenayre.

     9.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     SECTION 10. ADDITIONAL COVENANTS. In the event that Parent's credit facility with BT Commercial Corporation is hereafter terminated for any reason and not replaced with a like facility with BT Commercial Corporation or another commercial lender, then Glenayre shall have the right, at its sole discretion, to add such reasonable financial and other covenants to this Note substantially consistent with those contained in the BT Commercial Corporation or other credit facility prior to its termination.

     SECTION 11. MISCELLANEOUS.

     11.1 Notices. Any notice, request, demand or other communication required or permitted under this Note shall be in writing and shall be conclusively deemed to be properly given (i) when received, if personally delivered or sent by overnight courier with appropriate confirmation of delivery or (ii) when the appropriate confirmation is received, if given by telecopy, each to the appropriate address set forth below or to such other address that either party may designate by written notice to the other party.

              MAKER:     PageMart, Inc.
                         6688 N. Central Expy
                         Suite 800
                         Dallas, TX  75206
                         Attention:  Clay Myers
                         Telecopy No. (214) 750-5809


              GLENAYRE:  Glenayre Electronics, Inc.
                         5935 Carnegie Boulevard
                         Charlotte, North Carolina 28209
                         Attention: Credit Department
                         Telecopy No. (704) 553-9338

A copy of any notice or other communication given by telecopy shall be mailed by United States first class, certified or registered mail, postage prepaid, to the appropriate address set forth above or to such other address that either party may from time to time designate by written notice to the other party in accordance with the terms hereof.

     11.2 Waiver. No waiver by Glenayre of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default hereunder and no waiver granted in any single instance shall constitute a waiver in other applicable instance. No failure or delay on the part of Glenayre to exercise any right, power or privilege hereunder or otherwise with respect to this Note shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     11.3 Survival. All covenants, agreements, representations and warranties made herein shall survive the extension by Glenayre of the credit evidenced by this Note and shall continue in full force and effect until this Note is paid in full and satisfied.

     11.4 Costs. Except as provided below, each party shall pay its own expenses and costs in connection with the preparation, negotiation, execution and delivery of this Note and the other Documents. Notwithstanding any other provision contained herein, Maker shall pay the costs and expenses (including, without limitation, reasonable attorneys' fees) of Glenayre in connection with the exercise, implementation and/or enforcement of this Note or any other Document and shall hold Glenayre harmless from any and all such costs, expenses and liabilities.

     11.5 Indemnification. Maker agrees to indemnify and hold harmless Glenayre, its employees, agents and affiliated corporations (the "Indemnitee"), from and against any losses, claims damages or liabilities (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or litigation related to or arising out of the transactions contemplated by this Note and the other Documents, except for losses, claims, damages or liabilities which result from the gross negligence or willful misconduct of Glenayre. Glenayre will promptly notify Maker upon receipt of notice of any claim or threat to institute claims and afford Maker the first right to defend or resolve any such action. Maker and Glenayre each agrees to fully cooperate in any such resolution or defense in support of the other.

     11.6 Amendment; Waiver; Consents. No approval, decision, option or action required of Glenayre ("Approval") hereunder nor any modification, amendment or waiver ("Waiver") of any provision of this Note nor any consent to any departure by Maker therefrom ("Consent") shall in any event be effective unless the same shall be in writing signed by Glenayre and delivered in accordance with the provisions of Section 11.1, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given but any such Approval, Waiver or Consent when signed shall be effective and binding upon Glenayre. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in the same, similar or other circumstances.

     11.7 Payment on Business Day. Should any installment or other payment of the principal or interest on this Note become due and payable on other than a Business Day, the payment date shall be extended to the next succeeding Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

     11.8 Captions, Etc. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Note nor the intent of any provisions hereof. All references in this Note to Sections are references to the Sections in this Note, unless some other reference is clearly indicated.

     11.9 Severability. If any provision or obligation of this Note shall be determined to be invalid, ineffective or unenforceable, the validity, effectiveness and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

     11.10 No Usury. Notwithstanding any other provision contained in this Note, Glenayre does not intend to charge and Maker shall not be required to pay any amount of interest or other fees or charges in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Maker or credited against the principal hereof, at the option of Glenayre.

     11.11 Governing Law. This Note and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina. Maker hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina and agrees that Glenayre may, at its option, enforce its rights under this Note and the other Documents in such courts. Maker hereby agrees that both the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

     11.12 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF MAKER AND GLENAYRE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed under seal by its duly authorized officers and delivered as of the day and year first above written.

                                            PageMart, Inc.
[CORPORATE SEAL]                            a Delaware corporation

ATTEST:

By:    /s/ TODD A. BERGWALL                 By:    /s/ CLAY MYERS
   -----------------------------               -------------------------------
Name:  Todd A. Bergwall                     Name:  G. Clay Myers
     ---------------------------                 -----------------------------
Title: Corp. Counsel & Sec.                 Title: V.P. Finance & C.F.O.
      --------------------------                  ----------------------------

Acknowledged, agreed and accepted as of the day and year first above written.


[CORPORATE SEAL]                           GLENAYRE ELECTRONICS, INC.,
                                           a Colorado corporation

ATTEST:

By:    /s/ MARY J. VALENTA                 By:    /s/ STANLEY CIEPCIELINSKI
   -----------------------------              --------------------------------
Name:  Mary T. Valenta                     Name:  Stanley Ciepcielinski
     ---------------------------                ------------------------------
Title: Treasurer                           Title: Chief Financial Officer
      --------------------------                 -----------------------------

                         EXHIBIT A - Financing Summary


             Equipment                                               Sales
Serial #     Description     Site address       City      State      Price
--------     -----------     ------------       ----      -----      -----





                         Schedule 7.3(c) - Subsidiaries